SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [X]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [ ]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 NBTY, Inc.
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------



                                 "NBTY Logo"

                               PROXY STATEMENT
                                     for
                               April 12, 1999
                        Annual Stockholders' Meeting
                                of NBTY, Inc.


                                 "NBTY Logo"


                                                NBTY, Inc.
                                                90 Orville Drive
                                                Bohemia, New York 11716

                                                Scott Rudolph
                                                Chairman of the Board
                                                Chief Executive Officer


Dear Stockholder:

It's our pleasure to invite you to NBTY, Inc.'s Annual Meeting of Stockholders in Hauppauge, New York on April 12, 1999. On the following pages you'll find information about the meeting plus a Proxy Statement.
A brief reception will precede the meeting and management presentation followed by a question and answer session for stockholders.
If you can't be with us in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the postage-paid envelope. Your prompt return of the card will help your Company avoid additional solicitation costs. In person or by proxy, your vote is important.

                                       Sincerely,


                                       Scott Rudolph

March 10, 1999


                                 NBTY, INC.
                  90 Orville Drive, Bohemia, New York 11716
                  Notice of Annual Meeting of Stockholders

      The Annual Meeting of Stockholders of NBTY, Inc. will be held at the Wyndham Windwatch Hotel, 1717 Motor Parkway, Hauppauge, New York 11788 on April 12, 1999, at 10:00 A.M., local time for the following purposes:

      (1) to re-elect Class II Directors, Scott Rudolph, Murray Daly, Bud Solk, and Nathan Rosenblatt to serve until the 2002 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

      (2) to consider and vote upon an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to the Company from 75,000,000 shares of common stock, $.008 par value, to 300,000,000 shares of common stock, $.008 par value.

      (3) to ratify the designation by the Board of Directors of PricewaterhouseCoopers L.L.P. as independent certified public accountants to audit the consolidated financial statements of the Company for the 1999 fiscal year.

      (4) to transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 10, 1999 are entitled to notice of and to vote at the Meeting.

                                       By order of the Board of Directors,

                                       Scott Rudolph
                                       Chairman of the Board,
                                       Chief Executive Officer
                                       and President

Bohemia, New York
March 10, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT TO THE COMPANY'S SECRETARY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.


                                 NBTY, INC.
                  90 Orville Drive, Bohemia, New York 11716

                               PROXY STATEMENT
                     FOR ANNUAL MEETING OF STOCKHOLDERS

            SUMMARY OF PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

      Stockholders are being asked to re-elect four Directors to Class II:
Scott Rudolph, Murray Daly, Bud Solk and Nathan Rosenblatt. The Board of Directors is divided into three classes, Class I Directors, Class II Directors and Class III Directors. Each Class serves for a term of three years or until their successors are elected.

      Proposal Number Two is to consider and vote upon an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 75,000,000 shares of common stock, $.008 par value, to 300,000,000 shares of common stock, $.008 par value.

      Proposal Number Three is to ratify the designation by the Board of Directors of PricewaterhouseCoopers L.L.P. as independent certified public accountants to audit the consolidated financial statements of the Company for the 1999 fiscal year.

      The Board of Directors of the Company recommends a vote FOR the above proposals and for the election of the Directors.

      (This Summary is qualified in its entirety by the more detailed information appearing within this Proxy Statement).

                   INFORMATION CONCERNING THE SOLICITATION

      The Proxy Statement and enclosed Proxy are being furnished to all holders of the common stock, par value $.008 per share (the "Common Stock"), of NBTY, Inc. (the "Company"), a Delaware corporation, in connection with a solicitation of proxies in the form enclosed by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 12, 1999, and at any adjournments thereof. The persons named as proxies were selected by the Board of Directors of the Company and are executive officers of the Company.

      The Company anticipates first sending this Proxy Statement and the enclosed Proxy to its stockholders on or about March 12, 1999. The Company's Annual Report to Stockholders, which includes financial statements for the fiscal year ended September 30, 1998 has been mailed simultaneously with this Proxy Statement to stockholders entitled to vote at the Annual Meeting. The Annual Report is not to be regarded as proxy soliciting material.

      The enclosed Proxy provides that each stockholder may specify that his or her shares be voted "FOR" the election of the named nominees to the Company's Board of Directors with provision to "WITHHOLD AUTHORITY" as to all nominees or any individual nominee or nominees; and voted "FOR", "AGAINST" or "ABSTAIN" from voting with respect to: vote upon an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to the Company from 75,000,000 shares of common stock, $.008 par value, to 300,000,000 shares of common stock, $.008 par value and to the ratification of the designation by the Board of Directors of PricewaterhouseCoopers L.L.P as independent certified public accountants to audit the consolidated financial statements of the Company for the 1999 fiscal year. If properly executed and returned in time for the meeting, the enclosed Proxy will be voted as specified therein. Except with respect to broker non-votes, where a signed Proxy is returned, but no choice is specified, the shares will be voted "FOR" the election of each named nominee to the Company's Board of Directors, and ratification of the Company's independent public accountants. Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote is deemed to be "present" but is not deemed to be a "vote cast". As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have an effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum is present at a meeting.

      All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

      If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy).
 Any written notice of revocation or subsequent proxy should be sent as to be delivered to NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716,
Attention: Secretary, or hand delivered to the Secretary, at or before the taking of the vote at the Annual Meeting.

      The Company has fixed the close of business on March 10, 1999 as the record date for determining the holders of its Common Stock who will be entitled to notice of and to vote at the meeting. On September 30, 1998, the Company had issued and outstanding 68,082,000 shares of its Common Stock which are the only outstanding shares of the capital stock of the Company. Holders of the Company's Common Stock are entitled to one vote for each share owned of record. Shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock must be represented in person or by Proxy at the Annual Meeting in order for a quorum to be present.

PROPOSAL ONE

                            ELECTION OF DIRECTORS

      The Company's Amended and Restated By-Laws provide that the members of the Board of Directors of the Company shall be divided into three classes and that the number of directors constituting the Board of Directors, and each Class thereof, shall from time to time be fixed and determined by a vote of a majority of the Company's whole Board of Directors serving at the time of such vote. The Board of Directors is now comprised of eleven members, with Class I consisting of three members, Class II consisting of four members and Class III consisting of four members, who shall serve until the end of each respective term, or until their successors are duly elected and qualified. The Board of Directors has nominated Scott Rudolph, Murray Daly, Bud Solk and Nathan Rosenblatt for re-election to Class II at the Annual Meeting. Messrs. Rudolph, Daly, Solk and Rosenblatt are currently serving as Class II directors of the Company.

      Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of the shares present in person or represented by proxy at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, withholding authority or broker non-vote) have no impact in the election of directors, except to the extent the failure to vote for the individual results in another individual receiving a larger number of votes.

      Stockholders of the Company do not have cumulative voting rights with respect to the election of directors. It is the intention of the persons named in the enclosed form of Proxy to vote such Proxy "FOR" the election of the named nominees for Class III directorships unless authorization is withheld on the Proxy. Should any nominee be unable or unwilling to serve as a director, which is not anticipated, it is intended that the named proxies will vote for the election of such other person or persons as they, in their discretion, may choose.

Information as to Director Nominees and Directors:

      The following table provides information as of January 31, 1999, with respect to each of the Company's directors and director nominees.

Name and year first became           Principal Occupation during
a Director of the Company     Age    the past Five Years
--------------------------    ---    ---------------------------

CLASS II - Terms Expiring at the 1999 Annual Meeting of Stockholders

Scott Rudolph                  41    The Chairman of the Board of Directors,
1986                                 President and Chief Executive Officer
                                     and a shareholder of the Company. He is
                                     the Chairman of Dowling College, Long
                                     Island, New York. He joined NBTY in
                                     1986. He is the son of Arthur Rudolph.

Murray Daly                    71    Formerly a Vice President of J. P. Egan
1971                                 Office Equipment Co., is currently a
                                     consultant to the office equipment
                                     industry.

Bud Solk                       64    President of Chase/Ehrenberg & Rosene,
1994                                 Inc., an advertising and marketing
                                     agency located in Chicago, Illinois.

Nathan Rosenblatt              42    President and Chief Executive Officer
1994                                 of Ashland Maintenance Corp., a
                                     commercial maintenance organization
                                     located in Long Island City, New York.


CLASS I - Terms Expiring at the 2000 Annual Meeting of Stockholders

Aram Garabedian                63    A real estate developer in Rhode Island
1971                                 since 1988.  He was associated with
                                     NBTY and its predecessor, Arco
                                     Pharmaceuticals, Inc., for 20 years in
                                     a sales capacity and as an Officer.

Bernard G. Owen                70    Has been associated with Cafiero,
                                     Cuchel and Owen Insurance Agency,
                                     Pitkin, Owen Insurance Agency and Wood-
                                     HEW Travel Agency for more than the
                                     past five years.  He currently serves
                                     as Chairman of these firms.

Alfred Sacks                   70    President of Al Sacks, Inc., an
1971                                 insurance agency.

CLASS III - Terms Expiring at the 2001 Annual Meeting of Stockholders

Arthur Rudolph                 70    Founded the Company in 1971 and had
1971                                 served as the Company's Chief Executive
                                     Officer and Chairman of the Board of
                                     Directors since that date until his
                                     resignation in September, 1993.  Mr.
                                     Rudolph acts as a consultant to the
                                     Company.  He is a member of the Board
                                     of Directors and he is the father of
                                     Scott Rudolph.

Glenn Cohen                    39    President of Glenn-Scott Landscape &
1988                                 Design.

Michael L. Ashner              46    President and Chief Executive Officer
1998                                 of Winthrop Financial Assoc., a firm
                                     engaged in the organization and
                                     administration of real estate limited
                                     partnerships.

Michael Slade                  49    For more than the past five years, he
1998                                 was the President and an owner of
                                     Nutrition Headquarters Corp., Nutro
                                     Labs, Inc. and Lee Nutrition, Inc.,
                                     which companies were acquired by the
                                     Company in 1998

The Board of Directors recommends a vote FOR the re-election of the Class II Directors, Scott Rudolph, Murray Daly, Bud Solk and Nathan Rosenblatt. In the event that any nominee named as a Class II director is unable to serve (which is not anticipated), the persons named in the Proxy may vote it for another nominee of their choice.

Committees of the Board

      The Audit Committee is comprised entirely of outside Directors and recommends to the Board independent auditors to audit the Company's financial statements; reviews the audit with the auditors and management; reviews the Company's dealings with Directors and their affiliates; reviews the Company's legal affairs; and consults with the auditors and management regarding risk management and the adequacy of financial and accounting procedures and controls. In carrying out its responsibilities, the Committee meets with the independent auditors in executive session, without members of management present.

      The Compensation Committee is comprised entirely of outside Directors and is responsible for developing compensation policies, including stock options, consistent with and linked to the Company's strategies. In addition, the Committee evaluates, in consultation with all outside Directors, the performance of the Company's Chief Executive Officer and recommends his compensation and that of all executive management to the Board annually; reviews and approves all other officers' compensation; and recommends to the Board the fees of outside Directors. The Committee's report on executive compensation can be found on page __.

      The Nominating Committee establishes criteria for Board membership, searches for and screens candidates to fill vacancies on the Board, recommends an appropriate slate of candidates for election each year and, in this regard, evaluates the performance of individual Directors, assesses the overall performance of the Board and considers issues regarding the composition and size of the Board. Shareholders wishing to nominate Director candidates for consideration may do so by writing to the Secretary, NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716 and providing the candidate's name, biographical data and qualifications.

      Strategic Planning Committee which may exercise the broad powers and authority granted to it under the Company's By-Laws.

      The chart below sets forth the composition of the Board's committee as of December 31, 1998, as well as the number of meetings each committee held in 1998.

Committee            Member                  Number of meetings in 1998
---------            ------                  --------------------------

Audit                Arthur Rudolph          2
                     Aram Garabedian         2

Compensation         Arthur Rudolph          2
                     Glenn Cohen             2
                     Alfred Sacks            2

Strategic            Scott Rudolph           4
                     Arthur Rudolph          4

Nominating            Scott Rudolph          1
                      Arthur Rudolph         1
                      Nathan Rosenblatt      1
                      Bernard G. Owen        1
                      Murray Daly            1

      During 1998, the Board met four times.

Compensation of Directors

      During fiscal 1998, each outside Director earned an annual retainer of $20,000 for a total of $180,000 for services rendered as Directors. Each Director is entitled to reimbursement for out-of-pocket expenses to attend meetings. Any Director who is an officer of the Company did not receive additional compensation for his services as a director.

      The Company does not offer a pension plan to its outside Directors.

Principal Stockholders and Security Ownership of Management

      The following information with respect to the outstanding shares of common stock beneficially owned by (i) each director of the Company, (ii) the chief executive officer and the five other most highly compensated executive officers, (iii) all beneficial owners of more than five percent of common stock known to the Company, and (iv) the directors and executive officers as a group, is furnished as of December 31, 1998, except as otherwise indicated.

                                        Number of Shares
                                          Beneficially       Percentage
Directors                               Owned (a)(b)(c)(d)   Ownership
---------                               ------------------   ----------

Scott Rudolph                               11,358,058          16.67
Arthur Rudolph                               2,056,893           3.02
Aram Garabedian                                 36,000           *
Bernard G. Owen                                 39,500           *
Alfred Sacks                                    30,000           *
Murray Daly                                     42,009           *
Glenn Cohen                                    117,000           *
Bud Solk                                        30,000           *
Nathan Rosenblatt                               30,000           *
Michael L. Ashner                               30,000           *
Michael Slade(e)                             2,087,448           3.07

Other Named Executive Officers
------------------------------

Harvey Kamil                                 1,641,906           2.39
Barry Drucker                                  138,799           *
James P. Flaherty                               84,408           *
James H. Taylor                                 81,483           *

Other
-----

All Directors and Executive
Officers as a group (15 persons)            17,797,495          26.14

NBTY, INC. Employees'
Stock Ownership Plan                         2,986,533           4.39

<Fa>  Each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned.
<Fb>  Each named person or group is deemed to be the beneficial owner of securities which may be acquired within 60 days through the exercise or conversion of options, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon exercise of options (including employee stock options) and any other beneficial ownership of securities held by such person or group.
<Fc>  Includes shares held in a Trust created by Arthur Rudolph for the benefit of Scott Rudolph and others.
<Fd>  Includes options to purchase common stock of the Company.
<Fe>  Includes 530,847 shares held in a Trust for the benefit of Ruth Slade, the Wife of Michael Slade.  Mr. Slade is a trustee of this Trust.

An asterisk (*) in the above table means percentage ownership of less than one percent.

                         SUMMARY COMPENSATION TABLE

                                                                         Long-Term                 All Other
                                                                   Compensation Awards(1)          Compensation:
                                        Annual Compensation       -------------------------      -----------------
Name and                                ---------------------     Restricted      Stock            Pension Plan
Principal Position            Year      Salary $      Bonus $     Stock ($)       Options #      and 401(k) Plan $
------------------            ----      --------      -------     ----------      ---------      -----------------

Scott Rudolph                 1998      600,000       400,000                     1,050,000            7,672
Chairman of the Board,        1997      488,838       350,000                                          4,792
President and Chief           1996      474,600       275,000                                          5,709
Executive Officer

Harvey Kamil                  1998      300,000       225,000                       150,000            7,672
Executive Vice President      1997      271,611       200,000                                          4,592
Chief Financial Officer       1996      263,700       150,000                                          5,709

Barry Drucker                 1998      284,000       720,000                        30,000            7,672
Senior Vice President         1997      274,000        25,000                                          4,792
                              1996      263,700       150,000                                          5,709

James Flaherty                1998      167,500        75,000                        30,000            7,672
Vice President                1997      161,000        50,000                                          4,792
Marketing & Advertising       1996      154,500        25,000                                          5,709

James H. Taylor               1998      141,000       110,000                        30,000            7,672
Vice President                1997      135,500       100,000                                          4,377
Production                    1996      130,295       100,000                                          5,709

Employment and Consulting Agreements

      Scott Rudolph, Chairman of the Board, President and Chief Executive Officer of the Company, entered into an employment agreement effective February 1, 1994, as amended, to terminate in January, 2004. During the period of the employment agreement, the salary payable to Scott Rudolph shall be fixed by the Board of Directors of the Company, provided that in no event will the executive salary be at a rate lower than $600,000 per year, with bonuses, certain fringe benefits accorded other executives of NBTY, and with annual cost of living index increases.

      Harvey Kamil, Executive Vice President, Chief Financial Officer and Secretary of the Company, entered into an employment agreement effective February 1, 1994, as amended, to terminate in January, 2004. During the period of the employment agreement, the salary payable to Harvey Kamil shall be fixed by the Board of Directors of the Company, provided that in no event will the executive salary be at a rate lower than $300,000 per year, with bonuses, certain fringe benefits accorded other executives of NBTY, and with annual cost of living index increases.

      Each of the above agreements also provides for the immediate acceleration of the payment of compensation for the term of the contract and the registration and sale of all issued stock, stock options and shares underlying options in the event of certain changes of control, or involuntary (i) termination of employment, (ii) reduction of compensation, or (iii) diminution of responsibilities or authority.

      Effective January 1, 1997, the Company entered into a consulting agreement with Rudolph Management Associates, Inc. for the services of Arthur Rudolph, a director of the Company. The agreement has been renewed to provide services from January 1, 1999 through December 31, 2000 with the consulting fee fixed by the Board of Directors of the Company, provided that in no event will the consulting fee be at a rate lower than $400,000 per year, payable monthly, with certain fringe benefits accorded to other executives of NBTY.

      On April 20, 1998, the Company entered into a one-year consulting agreement with Michael C. Slade, one of the former owners of Nutrition Headquarters Corp. Under the terms of the agreement, Mr. Slade presently is a consultant to the Company and the President of the Company's Nutrition Headquarters subsidiary and will receive an annual compensation of $275,000 renewable at Mr. Slade's option, for up to two additional one-year periods.
 The agreement also provides for fringe benefits accorded to other executives of NBTY.

      Four members of Holland & Barrett's senior executive staff have service contracts, terminable by the Company upon twelve months notice, at annual salaries ranging between approximately $75,000 and $200,000.

Executive Compensation Policies

      Compensation packages generally include base salary, stock options, executive benefits, and in certain years, a performance bonus. Factors considered have typically included the results of the performance review of each executive officers' performance and an evaluation of the significance of the executives' contribution. The compensation packages have been designated to attract and retain experienced and well-qualified executive officers who will enhance the performance of the Company.

      The Committee believes that Company tenure and the level of responsibility undertaken by individual executives should be appropriately reflected in the establishment of base salary amounts. Additionally, the Committee believes that the performance-based bonus structure is of key importance. Accordingly, for executive officers in charge of sales divisions, a material portion of total bonus eligibility is tied to year-to-year improvement in financial and operational indicators measured at the divisional level. For executive officers in charge of corporate departments, bonuses are based in large part on improvements in the Company's net earnings. The Committee believes that these standards serve to align the interests of executives with those of stockholders.

      The Company has attempted to set the base salary of its executive officers to be competitive within the nutritional supplement industry. In addition, base salaries have reflected the Company's operating philosophy, strategic direction and cost-conscious orientation. The Company conducts performance reviews to determine and adjust each executive officer's base salary. During the past 10 years, stock options have generally been a component of executive officers' total compensation. Since stock options become exercisable over a ten year period, their ultimate value is dependant on the long-term appreciation of the Company's stock price. Such options are intended to increase executive officers' equity interests in the Company, providing executives with the opportunity to share in the future value they are responsible for creating. In addition to the standard benefits package offered to its executives, the Company provides company cars to all of its executive officers. No options were granted in fiscal 1998.

Aggregated option exercise in 1998 and fiscal year-end option values table.

      The following table shows information concerning the exercise of stock options by each of the named Executive Officers during fiscal 1998 and the value of all remaining exercisable and unexercisable options at September 30, 1998, on a pre-tax basis.

                                                      Number of securities            Value of unexercised
                                                     underlying unexercised           in-the-money options
                      Shares           Value           options at 12/31/98            options at 12/31/98
                    acquired on       realized               (#)(b)                         ($)(c)
Name                exercise (#)       ($)(a)       exercisable/unexercisable      exercisable/unexercisable
----                ------------      --------      -------------------------      -------------------------

Scott Rudolph         2,500,000      10,291,040             1,550,000                         0
Harvey Kamil            840,000       3,482,606               150,000                         0
Barry Drucker                                                  30,000                         0
James Flaherty                                                 30,000                         0
James Taylor                                                   30,000                         0

<Fa>  Calculated by subtracting the exercise price from the market value of the Common Stock as of the exercise date.
<Fb>  The securities underlying the options are shares of Common Stock.

NBTY, Inc. Employees' Stock Ownership Plan

      The Company has an Employees' Stock Ownership Plan pursuant to which the Company can elect to make contributions of cash and/or Common Stock to a related trust for the benefit of all employees as defined.

      All employees of the Company, including officers, over the age of 21 and who have been employed by the Company for one year or more are eligible participants in the Plan.

      Contributions are made on a voluntary basis by the Company. There is no minimum contribution required in any one year.

      There will be no contributions required by an employee. All contributions will be made by the Company at the rate of up to 15% of the Company's annual payroll, at the discretion of the Company. Each eligible employee receives an account or share in the Trust and the cash and/or shares of stock contributed to the Plan each year are credited to his or her account.

      The vesting is as follows: less than five years - no vesting; five or more years - fully vested.

Defined Contribution Savings Plan (401(k) Plan)

      The Company has adopted a defined Contribution Savings Plan qualified under Section 401(k) of the Internal Revenue Code. The employees of the Company who have completed six months of service and have attained the age of twenty and one-half may elect to contribute to this plan in accordance with the Company's guidelines. Each year the Board of Directors will vote to determine the amount, if any, of matching contributions up to a maximum equal to the lesser of 2% percent of each employee's annual gross compensation or the amount contributed, if any, by each employee.

Compensation Committee's Report on Executive Compensation

      The Company's Compensation Committee has determined generally to retain base salary, stock options, executive benefits and performance bonuses as components in the Company's executive compensation packages. In setting the compensation levels for executive officers, the Committee expects to be guided by the following considerations:

-- compensation levels should be competitive with compensation generally being paid to executives in other nutritional supplement companies;

-- a significant portion of the executive officer's compensation may be awarded in the form of stock options to closely link shareholder and executive interests and to encourage stock ownership by executive officers;

-- each individual executive officer's compensation should, to the extent possible, reflect the performance of the Company as a whole, the performance of the officers' business unit, and the performance of the individual executive; and

-- executive compensation should reflect the Company's unique, entrepreneurial and cost-conscious orientation.

Summary

      The Compensation Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the nutritional supplement industry. The Compensation Committee recognizes its responsibility to the Company's stockholders to increase the value of the Company's Common Stock and intends to continue to review, establish and implement compensation policies that are consistent with competitive practices, are based on the Company's and the executives' performance and permit the Company to attract, motivate and retain executives who will lead the Company.

                    Members of the Compensation Committee
                    -------------------------------------

                          Arthur Rudolph, Chairman
                                Alfred Sacks
                                 Glenn Cohen

      The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Performance Graph

      The following graph illustrates, for the period from September, 1993 (Base Year) through September, 1998, the cumulative total shareholder return of $100 invested in (1) The Company's common stock, (2) Nasdaq Stock Market
- US and (3) Nasdaq Health Services.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG NBTY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ HEALTH SERVICES INDEX

                                                        Cumulative Total Return
                                   ------------------------------------------------------------------
                                    9/93        9/94        9/95        9/96        9/97        9/98
                                    ----        ----        ----        ----        ----        ----

NBTY, INC.                         100.00       59.15       32.04       92.96      119.01      133.10
NASDAQ STOCK MARKET (U.S.)         100.00      100.83      139.28      165.24      226.81      231.84
NASDAQ HEALTH SERVICES             100.00      126.33      133.69      174.67      175.47      119.10

$100 INVESTED ON 9/30/93 IN STOCK OR INDEX--
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.


                                   NASDAQ

                        1999               1998                 1997
Fiscal             -------------      --------------       -------------
Quarter            High      Low      High       Low       High      Low
-------            ----      ---      ----       ---       ----      ---

First*             8         5         8.46       6.42      6.83     4.50
Second             --        --       20.58      10.67      7.83     4.79
Third              --        --       24.38      14.63      9.50     4.88
Fourth             --        --       23.25       7.31     11.50     6.13

<F*>  Price through March __, 1999.

The price of the Company's Common Stock on February 17, 1999 was $5.12.

The Company's Common Stock is traded over-the-counter and is included in the Nasdaq-National Market System (symbol NBTY).

PROPOSAL TWO

     APPROVAL TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

      The Board adopted, subject to Stockholders' approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 300,000,000 shares, for the reasons discussed below. A copy of the proposed amendment of the Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

      The Company currently has 75,000,000 authorized shares of Common Stock, par value $.008 per share, of which 68,082,000 shares were outstanding at September 30, 1998.

      Although currently authorized shares are sufficient to meet all presently known needs, the Board considers it desirable that NBTY have the flexibility to issue an additional amount of Common Stock without further shareholder action, unless required by law or stock exchange regulations. The availability of these additional shares will enhance the Company's flexibility in connection with possible stock splits, stock dividends, acquisitions, financings, and other corporate purposes and will allow such shares to be issued without the expense and delay of a special Stockholders' meeting, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed.

      While the Company has no present plans to split the Common Stock, it wishes to have the ability to do so if such a split would be in the best interest of shareholders. Since May, 1992, the Company has had four stock splits or stock dividends.

      The Company does not have any commitment or understanding at this time for the issuance of any shares of the additional Common Stock.

      The Company has only one class of stock, i.e., Common Stock, par value $.008 per share. All of such shares are voting shares and have the same voting rights. However, none of such shares confer any preemptive rights on the holders thereof to purchase or receive any additional shares of the Company's Common Stock or any other securities or rights or options for the Company's securities authorized or acquired by the Company in the future. The Board of Directors may issue the Common Stock for such consideration as may be fixed by the Board and for any corporate purpose without further action by the Stockholders, except as may be required by law. Each share of Common Stock has equal dividend rights and participates equally upon liquidation.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD WITH RESPECT TO PROPOSAL TWO.

      Under Delaware law, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is required to adopt this Proposal Two. Shares of Common Stock that are voted as an abstention shall be treated as voting against Proposal Two and broker non-votes shall have no effect on the outcome of the vote on Proposal Two.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL TWO.

PROPOSAL THREE

               APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed PricewaterhouseCoopers L.L.P. as independent auditors of the Company to audit its consolidated financial statements for 1998 and has determined that it would be desirable to request that the stockholders approve such appointment.

      PricewaterhouseCoopers L.L.P. has served the Company and its subsidiaries as independent auditors for many years. Representatives of PricewaterhouseCoopers L.L.P. will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required for Approval

      Stockholder approval is not required for the appointment of PricewaterhouseCoopers L.L.P., since the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for approval at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not approve appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL THREE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P. AS INDEPENDENT AUDITORS.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copes of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 1997, its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                          EXPENSES OF SOLICITATION

      All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies and voting instruments may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokers, custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

               PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

      Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the next Annual Meeting, stockholder proposals must be received by the Company no later than December 31, 1999, and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 70 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

      All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary of the Company at 90 Orville Drive, Bohemia, New York 11716.

General

      The Board of Directors does not know of any other matters to be presented at the Annual meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       Scott Rudolph
                                       Chairman of the Board and
                                       Chief Executive Officer

March 10, 1999


                                 APPENDIX A

      RESOLVED: That the Fourth Article of the Restated Certificate of Incorporation of NBTY, Inc., as heretofore amended, is further amended to read as follows:

      FOURTH: The total number of shares of stock which this Corporation is authorized to issue is THREE HUNDRED MILLION (300,000,000) shares of common stock of the par value of $.008 per share.

      No stockholder as such shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock of any class or any rights or options of the Corporation which, it may issue or sell, whether out of the number of shares authorized by this Certificate of Incorporation or by amendment thereof or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the Corporation may issue or sell that shall be convertible into or exchangeable for stock of any class or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for, purchase or receive from the Corporation any shares of its capital stock. But all such additional issues of stock, rights and options, or of bonds, debentures or other securities convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for, purchase or receive any shares of stock, may be issued and disposed of by the Board of Directors to such person, firms or corporations and upon such terms as in their absolute discretion they may deem advisable.


                                 NBTY, INC.
                              90 Orville Drive
                          Bohemia, New York  11716

                Annual Meeting of Shareholders to be held on
                        April 12, 1999 at 10:00 A.M.

      The undersigned hereby appoints Harvey Kamil and Michael C. Duban as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Common Stock of NBTY, INC. (the "Company") held of record by the undersigned on March 10, 1999, at the Annual Meeting of Stockholders to be held on April 12, 1999 at 10:00 AM, EST, or any adjournment thereof.

                       (To be Signed on Reverse Side.)

                       Please date, sign and mail your
                    proxy card back as soon as possible!

                       Annual Meeting of Shareholders
                                 NBTY, INC.

                               April 12, 1999

               Please Detach and Mail in the Envelope Provided

A  [X]  Please mark your
        votes as in this
        example.

DIRECTORS RECOMMEND A VOTE FOR ELECTION OF DIRECTORS AND A VOTE FOR PROPOSALS 2 AND 3.

                         FOR         WITHHOLD
                    ALL NOMINEES   ALL NOMINEES
1.  ELECTION OF          [ ]            [ ]        Nominees: Scott Rudolph
    DIRECTORS:                                               Murray Daly
                                                             Bud Solk
                                                             Nathan Rosenblatt
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
FOR ANY INDIVIDUAL NOMINEE, PLACE AN "X" IN THE
WITHHOLD BOX ABOVE AND STRIKE A LINE THROUGH
THE NOMINEES NAME LISTED AT RIGHT.

                                         FOR        AGAINST      ABSTAIN
2.  AMENDMENT OF THE COMPANY'S           [ ]          [ ]          [ ]
    CERTIFICATE OF INCORPORATION

3.  RATIFICATION OF INDEPENDENT          [ ]          [ ]          [ ]
    ACCOUNTANTS

PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

"NOTE" SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY MEETING OR ANY ADJOURNMENT THEREOF.

-------------------------  ---------   --------------------------  ---------
Signature                  Date        Signature if Held Jointly   Date
(NOTE: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If more persons, all should sign.)